CNL Strategic Capital, LLC S-1

Exhibit 10.4

AMENDED AND RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

TABLE OF CONTENTS

Page

1.	Duties of the Administrator	1
2.	Confidentiality	3
3.	Appointment of Sub-Administrator; Sub-Administrator Expenses	4
4.	Approved Budget	5
5.	No Fee; Reimbursement of Expenses; Limitations on Reimbursement of Expenses	5
6.	Limitation of Liability of the Administrator; Indemnification	6
7.	Activities of the Administrator	7
8.	Duration and Termination of this Agreement	7
9.	Notices	9
10.	Amendments	9
11.	Severability	9
12.	Counterparts	10
13.	Entire Agreement; Governing Law	10
14.	Waivers	10
15.	Third Party Beneficiaries	10
16.	Survival	10
17.	Gender	11
18.	Titles not to Affect Interpretation	11
19.	Representations, Warranties and Covenants of the Administrator	11
20.	Non-Solicitation	11

i

THIS AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) made as of the 7th day of February, 2018, effective as of the date provided for herein, by and between CNL STRATEGIC CAPITAL, LLC, a Delaware limited liability company (the “Company”), and CNL STRATEGIC CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Company is a newly organized Delaware limited liability company and intends to acquire assets permitted by the terms of its limited liability company agreement (the “LLC Agreement”) and in accordance with the business strategies, policies and restrictions that are (a) set forth in the Company’s Confidential Offering Memorandum dated June 30, 2017, as amended and/or supplemented from time to time (the “Offering Memorandum”), (b) set forth in the Company’s Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission, as amended from time to time, and (c) otherwise approved or implemented by the Board (as hereinafter defined);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms and conditions hereinafter set forth, on behalf of, and subject to the supervision of the Board, all as provided herein; and

WHEREAS, the Company and the Administrator have previously entered into an Administrative Services Agreement dated as of June 30, 2017, and the parties now wish to amend and restate such Administrative Services Agreement in its entirety by entering into this Agreement; and

WHEREAS, the Administrator is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.             Duties of the Administrator

(a)           Retention of Administrator. The Company hereby engages and retains the Administrator to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such engagement and retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth, subject to the reimbursement of costs and expenses provided for below.

The Administrator shall be subject to review and oversight by the Board of Directors of the Company (the “Board”) to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Company’s shareholders and that the expenses incurred are reasonable in light of the business objectives of the Company, for the period and upon the terms herein set forth:

(i)            in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s certificate of formation and LLC Agreement, in each case as amended from time to time; and

(ii)           such business policies, directives, regulatory restrictions as the Company may from time to time establish or issue and communicate to the Administrator in writing.

(b)           Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall:

(i)            Provide administrative services to the Company, including but not limited to all services provided for in the Approved Budget (as defined in Section 4 hereof);

(ii)           provide the Company with office facilities and equipment, and provide clerical, bookkeeping, general ledger accounting, fund accounting and recordkeeping services, legal services, investor services and shall provide all such other services, except investment advisory services, as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement;

(iii)          on behalf of the Company, enter into agreements and/or conduct relations with custodians, depositories, transfer agents, distribution disbursing agents, the dividend reinvestment plan administrator, shareholder servicing agents, accountants, auditors, tax consultants, advisers and experts, investment advisers, compliance officers, escrow agents, attorneys, underwriters, managing dealer, brokers and dealers, investor custody and share transaction clearing platforms, marketing, sales and advertising materials contractors, public relations firms, investor communication agents, printers, insurers, banks, independent valuers, and such other persons in any such other capacity deemed to be necessary or desirable by the Administrator and the Company;

(iv)          furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as the Administrator reasonably shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not pursuant to this Agreement, provide any advice or recommendation relating to the assets that the Company should acquire or dispose of or any other investment advisory services to the Company;

(v)           assist the Company in the preparation of the financial and other records that the Company will maintain and the preparation, printing and dissemination of reports that the Company will furnish to shareholders, and, if any, reports and other materials filed with the Securities and Exchange Commission (the “SEC”), and states and jurisdictions where any offering of the Company’s shares is registered and there is a duty to file information with one or more states on an ongoing basis;

(vi)          advise and assist the Company, if applicable, with respect to Sarbanes-Oxley Act of 2002 compliance for the Company and its respective subsidiaries;

(vii)         assist the Company in determining and publishing the Company’s net asset value, oversee and administer programs for investor relations and communications, the preparation and filing of the Company’s tax forms and any necessary regulatory filings, and generally oversee and monitor the payment of the Company’s expenses and ensure that costs and expenses are within any applicable limitations set forth in the LLC Agreement;

(viii)        from time to time, or at any time reasonably requested by the Board, make reports to the Board regarding (A) the Administrator’s performance of services to the Company under the terms of this Agreement, and (B) the Sub-Administrator’s (defined below) performance of services under the Sub-Administration Agreement (defined below);

(ix)           manage marketing communications; and

(x)            oversee the performance of sub-administrative and other professional services rendered to the Company by others.

(c)           Power and Authority. To facilitate the Administrator’s performance of these undertakings, but subject to the restrictions contained herein, the Company and its subsidiaries hereby delegate to the Administrator, and the Administrator hereby accepts, the power and authority on behalf of the Company and its subsidiaries to effectuate its decisions relating to the administration of the Company. The Board may, at any time upon the giving of notice to the Administrator, modify or revoke the authority set forth in this Section 1(c).

(d)           Acceptance of Appointment. The Administrator hereby accepts such appointment and agrees during the term hereof to render the services described herein for the consideration provided herein, subject to the limitations contained herein.

(e)           Independent Contractor Status. The Administrator shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(f)            Record Retention. Subject to review by and the overall control of the Board, the Administrator shall at all times have access to and maintain all books and records that relate to activities performed by the Administrator hereunder, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Administrator agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 8; provided that the Administrator may retain a copy of such records, subject to observance of its confidentiality obligations under this Agreement.

2.	Confidentiality.

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed to any regulatory authority, by judicial or administrative process or otherwise by applicable law or regulation.

3.	Appointment of Sub-Administrator; Sub-Administrator Expenses.

(a)             The Administrator is hereby authorized to enter into one or more sub-administration or similar agreements (each a “Sub-Administration Agreement”) with Levine Leichtman Capital Partners, Inc. or one of its affiliates (collectively, “LLCP”) and other administrators with expertise in the types of administration the Company requires (each, a “Sub-Administrator”) pursuant to which the Administrator may delegate and obtain the services of the Sub-Administrator(s) to assist the Administrator in fulfilling its responsibilities hereunder.

(i)             The Administrator shall monitor any Sub-Administrator to ensure that material information discussed by management of any such Sub-Administrator is communicated to the Board, as appropriate.

(ii)            Except as provided in Section 3(a)(iii) below with respect to LLCP, the Administrator shall be responsible for any reimbursements payable to any Sub-Administrator, provided, however, the Administrator may reasonably request the Company pay a Sub-Administrator directly.

(iii)           The Company shall be responsible for the payment of any reimbursements payable to LLCP under a Sub-Administration Agreement directly.

(iv)           Any Sub-Administrator shall be subject to the same fiduciary duties imposed on the Administrator pursuant to this Agreement and other applicable federal and state law.

(b)            The Company, either directly or through reimbursement to the Administrator, shall bear all third-party costs and expenses for the administration of the Company’s business, including such costs and expenses incurred by a Sub-Administrator. Except as provided in Section 3(a)(iii) with respect to LLCP, the Company shall reimburse the Administrator monthly for all third-party out-of-pocket costs and expenses, which have been paid by the Administrator for reimbursement to any Sub-Administrator pursuant to a Sub-Administration Agreement, on behalf of the Company, on the terms and conditions set forth in this Agreement.

4.	Approved Budget.

The Administrator shall use commercially reasonable efforts to prepare, prior to each fiscal year end of the Company, an estimated budget (as may be amended and approved by the Board from time to time, the “Approved Budget”) that includes anticipated third-party costs and expenses related to the services to be provided by the Administrator hereunder and any Sub-Administrator pursuant to a Sub-Administration Agreement in such form and substance as shall be requested and approved by the Board.  The Company acknowledges that this estimated budget is for reporting purposes only and, subject to the limitations below, it shall remain obligated to reimburse the Administrator for any third-party costs and expenses, including costs and expenses incurred by a Sub-Administrator for the benefit of the Company, which may exceed the initial or any amended Approved Budget. The Administrator shall obtain approval from the Board prior to incurring any material expense not otherwise specified in the Approved Budget. For purposes of this section, “material expense” shall mean any expense which individually or as a series of related expenses, exceeds $250,000 or 5%, whichever is greater, of the Approved Budget.

The Administrator acknowledges that, in connection with an offering of the shares of any class of limited liability interest of the Company pursuant to a Qualified Public Offering (as defined in the amended and restated management agreement between the Company and CNL Strategic Capital Management, LLC dated of even date herewith (the “Management Agreement”)), it shall be responsible to ensure that (i) any reimbursement to the Company’s external manager and/or sub-manager, or any other person for deferred Organization and Offering Expenses, including any interest thereon, if any, shall not exceed the 18% limitation on Front End Fees (as defined in the Management Agreement) regardless of the source of payment, and (ii) the percentage of gross proceeds of any offering committed to investment shall be at least eighty-two percent (82%).

5.	No Fee; Reimbursement of Expenses; Limitations on Reimbursement of Expenses.

In full consideration for the provision of the services provided by the Administrator pursuant to Section 1(b) of this Agreement, the parties acknowledge that there shall be no separate fee paid in connection with the services provided. As consideration for the provision of the Services under this Agreement, the Company may pay third-parties directly or reimburse the Administrator the costs and expenses of third parties for services provided to the Company. The Administrator shall not be reimbursed for administrative services performed by it for the benefit of the Company.

Such reimbursement shall be made in cash within thirty (30) calendar days following the Manager’s delivery to the Company of the Reimbursement Statement (as defined in the Management Agreement) therefor.

6.	Limitation of Liability of the Administrator; Indemnification.

(a)           Indemnification. The Administrator and any Sub-Administrator (and their respective officers, managers, partners, members, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Administrator or Sub- Administrator) shall not be liable to the Company or any of its subsidiaries, to the Board, or the Company’s or any subsidiary’s members, stockholders or partners for any action taken or omitted to be taken by the Administrator or Sub-Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an administrator of the Company, concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services and for reimbursement for goods and services, and the Company and its subsidiaries shall indemnify, defend and protect the Administrator and any Sub-Administrator (and their respective officers, managers, partners, members, agents, employees, controlling persons and any other person or entity affiliated with the Administrator or Sub-Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s or Sub-Administrator’s duties or obligations under this Agreement or otherwise as an administrator of the Company. Notwithstanding the preceding sentence of this paragraph to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or any of its subsidiaries, to the Board, or the Company’s or any subsidiary’s members, stockholders or partners to which the Indemnified Parties would otherwise be subject by reason of negligence or misconduct in the performance of the Administrator’s or Sub-Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement.

(b)          The Administrator shall indemnify the Company (and its officers, managers, partners, members, agents employees, controlling persons and any other person or entity affiliated with the Company) for any losses that the Company (and its officers, managers, partners, members, agents, employees, controlling persons and any other person or entity affiliated with the Company) may sustain primarily as a result of the Administrator’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or violation of applicable law, including without limitation, the federal and state securities laws.

(c)           Advancement of Funds. The Company shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:

(i)             The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

(ii)            The Indemnified Party undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is not found to be entitled to indemnification; and

The legal action was initiated by a third party who is not the holder of an ownership interest in the Company, or if the legal action was not initiated by such a holder, a court of competent jurisdiction approves such advancement.

7.	Activities of the Administrator.

The services provided by the Administrator to the Company are not exclusive, and the Administrator may engage in any other business or render similar or different services to others, so long as its services to the Company hereunder are not impaired thereby and nothing in this Agreement shall limit or restrict the right of any officer, director, shareholder (and their shareholders or members, including the owners of their shareholders or members), officer or employee of the Administrator to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith. The Administrator assumes no responsibility under this Agreement other than to render the services set forth herein. It is understood that directors, officers, employees and members of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, members, managers or otherwise, and that the Administrator and its directors, officers, employees, partners, stockholders, members and managers, and the Administrator’s affiliates are or may become similarly interested in the Company and/or its subsidiaries as members or otherwise.

8.	Duration and Termination of this Agreement

(a)           Term and Effectiveness. This Agreement shall become effective as of the earlier of (i) date that the Company has its initial closing, as such term is defined in the Offering Memorandum and (ii) the date that the Company meets the minimum offering requirement as such term is defined in the Registration Statement, and shall remain in effect for one year (the “Initial Term”), and thereafter shall continue automatically for successive annual periods (a “Renewal Term”); provided that such continuance is specifically approved at least annually by the vote of a majority of the Company’s independent directors. This Agreement shall automatically terminate upon termination of the Management Agreement.

(b)           Termination. This Agreement may be terminated at any time, without the payment of any penalty (i) immediately by the Company for Cause (as defined below) or (ii) by either party upon 120 days written notice; provided that termination by the Company will require a vote of the Board. This Agreement shall not be assigned by the Administrator without the consent of the Company, which consent shall be approved by a majority of the Company’s independent directors; provided that (a) the Administrator may assign any rights to receive payments under this Agreement without obtaining the approval of the Company, and (b) the Administrator may assign or delegate any or all of its other rights or obligations to any subsidiary of the Administrator or any affiliate of CNL Financial Group, LLC, without obtaining the approval of the Company. This Agreement shall not be assigned by the Company without the prior written consent of the Administrator except in the case of assignment by the Company to an organization which is a successor (by merger, consolidation, purchase of assets, or similar transaction) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement. The provisions of Section 6 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

With respect to the termination of this Agreement, “Cause” is defined as (a) ) any fraud, Criminal Conduct, willful misconduct, willful breach of fiduciary duty by the Administrator as determined by a court of competent jurisdiction to the extent that the Board has determined that such conduct has materially and adversely effected the Company, (B) a material breach of this Agreement of any nature whatsoever by the Administrator, which breach is not cured within ninety (90) days of written notice given to the Administrator specifying in reasonable detail the nature of the alleged breach or (C) the Administrator assigns this Agreement or a Administrator Change of Control Event occurs and such assignment or Administrator Change of Control Event, as applicable, does not constitute a Permitted Administrator Assignment.

With respect to the termination of this Agreement, “Criminal Conduct” includes a misappropriation of funds committed by the Administrator or an affiliate thereof with respect to the Company or if a member of the senior management team of the Administrator whose services are material to the Company has been convicted or entered a plea of guilt or nolo contendere of any felony or a violation of any Federal or State securities laws.

For purposes of this Agreement, “Permitted Administrator Assignment” means the assignment of this Agreement by the Administrator or the occurrence of a Administrator Change of Control Event, in each case after obtaining the consent of the Company, which consent shall be approved by a majority of the Company’s independent directors.

For purposes of this Agreement, “Administrator Change of Control Event” means  (i) a sale, merger, equity issuance or similar transaction, whether directly or indirectly, involving the Administrator or its equity holders in which the indirect and direct equity holders of the Administrator immediately prior to such transaction would own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity normally entitled to vote for the election of directors or managers of the surviving entity, or (ii) the sale by the Administrator of all or substantially all of the Administrator’s assets in one transaction or in a series of related transactions, or (iii) any transaction or combination of transactions as a result of which the person(s) in control of the Administrator, whether directly or indirectly, as of the date of this Agreement cease to be in control of the Administrator; provided, however, (a) an Administrator Change of Control Event shall not be deemed to have occurred, if such transaction involves a sale, transfer or similar transaction from any direct or indirect equity holder(s) of the Administrator as of the date of this Agreement to another direct or indirect equity holder(s) of the Administrator as of the date of this Agreement, or (b) as a result of a change in the executive officers of the Manager.

(c)	Payments to and Duties of Administrator upon Termination.

(i)            After the termination of this Agreement, the Administrator shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Company within 90 days after the effective date of such termination all unpaid third-party reimbursements payable to the Administrator prior to termination of this Agreement.

(ii)           The Administrator shall promptly upon termination:

(A)         Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(B)         Deliver to the Board all assets and documents of the Company then in custody of the Administrator; and

(C)           Cooperate with the Company’s reasonable request to provide an orderly administration transition.

9.	Notices.

(a)           All notices, requests, claims, demands and other communications hereunder which relate to this Agreement shall be in writing and shall deemed to be delivered, (i) upon delivery in person, (ii) one day after deposit with Federal Express or similar overnight courier service, (iii) three (3) days after being mailed by registered or certified mail (postage prepaid, return receipt requested), or (iv) one day after sending an e-mail provided such e-mail is followed by deposit with Federal Express or similar overnight courier no later than the following day.

(b)           Unless otherwise notified in writing, all notices, request, claims, demands and other communications shall be given to the respective parties at the following addresses or at such other address for a party as shall be specified in a notice given in accordance with this Section 9:

To the Board and to the Company:	CNL Strategic Capital, LLC CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 Attn: General Counsel Email: holly.greer@cnl.com; dwolmer@llcp.com

To the Administrator:

CNL Strategic Capital Management, LLC

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Attn: Chief Financial Officer and General Counsel

Email: tammy.tipton@cnl.com;

holly.greer@cnl.com

10.	Amendments.

This Agreement shall not be amended, changed, modified or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or permitted assignees. The Company acknowledges that the Company and the Administrator have agreed pursuant to the terms of a Sub-Administration Agreement with an affiliate of LLCP to not amend, modify or waive, in whole or in part, this Agreement without the prior written consent of LLCP.

11.	Severability.

If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

13.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Delaware, and any action brought to enforce the agreements made hereunder or any action which arises out of the relationship created hereunder shall be brought exclusively in the federal or state courts for New York County, New York. Each party hereby irrevocably waives its rights to trial by jury in any action or proceeding arising out of this Agreement or the transactions relating to its subject matter.

14.	Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

15.	Third Party Beneficiaries.

Except for any Sub-Administrator (with respect to Sections 3, 5, 6 and 10), LLCP (with respect to Sections 3, 5, 6 and 10) and any Indemnified Party, such Sub-Administrator and Indemnified Party, each being an intended beneficiary of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein shall give or be construed to give any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

16.	Survival.

The provisions of Sections 5, 6, 8, 13, 14 20 and this Section 16 shall survive the termination of this Agreement.

17.	Gender.

Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

18.	Titles not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

19.	Representations, Warranties and Covenants of the Administrator.

The Administrator represents, warrants and covenants to the Company as follows:

(a)           The Administrator is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as the business is now being conducted.

(b)           The execution, delivery and performance by the Administrator of this Agreement is within the Administrator’s powers and has been duly authorized by all necessary actions on the part of the Administrator and its members and managers and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Administrator for the execution, delivery or performance of this Agreement by the Administrator. The execution, delivery and performance of this Agreement by the Administrator does not violate, contravene or constitute a default under (i) any provision of any applicable law, rule or regulation, (ii) the Administrator’s limited liability company operating agreement or certificate of formation, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Administrator or any of the Administrator’s property.

(c)           The Administrator has met, in all material respects, and will continue to meet, in all material respects, for the duration of this Agreement, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met by the Administrator in order for the Administrator to perform the services contemplated by this Agreement.

(d)           The Administrator will carry out its responsibilities under this Agreement in compliance in all material respects with (i) any applicable federal or state laws, rules or regulations, including securities laws, rules and regulations, (ii) the Company’s guidelines, policies and limitations as may be set by the Board from time to time and (iii) such other policies or directives as the Board may from time to time establish or issue and that the Company communicates to the Administrator in writing, provided that the Company will promptly notify the Administrator in writing of changes to the matters identified in (ii) or (iii) above.

20.	Non-Solicitation.

During the period commencing on the date hereof and ending one year following the termination of this Agreement, the Company shall not, without the Administrator’s prior written consent, directly or indirectly, (a) solicit or encourage any person to leave the employment or other service of the Administrator, or (b) hire, on behalf of the Company or any other person or entity, any person who has left the employment of the Administrator within the one year period following the termination of that person’s employment with respect to the Administrator. During the period commencing on the date hereof through and ending one year following the termination of this Agreement, the Company will not, whether for its own account or for the account of any other person, firm, corporation, or other business organization, intentionally interfere with the relationship of the Administrator with, or endeavor to entice away from the Administrator, any person who during the term of the Agreement is, or during the preceding one-year period, was a partner, joint venturer or client of the Administrator.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

CNL STRATEGIC CAPITAL, LLC

By:	/s/ Chirag J. Bhavsar
Name: Chirag J. Bhavsar
Title: Chief Executive Officer

CNL STRATEGIC CAPITAL MANAGEMENT, LLC

By:	/s/ Tammy J. Tipton
Name: Tammy J. Tipton
Title: Chief Financial Officer

[Signature Page to Administrative Services Agreement]